Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Maria L. Bouvette
President and CEO
(502) 499-4800

PORTER BANCORP, INC. TO PRESENT AT KEEFE, BRUYETTE & WOODS
COMMUNITY BANK CONFERENCE

LOUISVILLE, Ky. (July 27, 2007) – Porter Bancorp, Inc. (NASDAQ: PBIB) announced that Maria L. Bouvette, its President and Chief Executive Officer, will make a presentation at the Keefe, Bruyette & Woods 8th Annual Community Bank Investor Conference at The Waldorf Astoria Hotel, 301 Park Avenue, New York, New York at 2:30 p.m. Eastern time on Tuesday, July 31, 2007.

A webcast of the presentation can be accessed via a link on Porter Bancorp’s website www.pbibank.com under Investor Relations.  The archived webcast will be available for 60 days after the event, beginning July 31, 2007.

The related presentation materials will be available July 31, 2007, on Porter Bancorp’s website (www.pbibank.com) under Investor Relations.

About Porter Bancorp, Inc.
Porter Bancorp, Inc. is a bank holding company headquartered in Louisville, Kentucky.  It is the seventh largest independent banking organization domiciled in the Commonwealth of Kentucky based on total assets.  Through our subsidiary PBI Bank, we operate banking offices in Louisville and 14 other Kentucky communities located along central Kentucky’s Interstate 65 corridor, which runs through Louisville and central Kentucky and connects Chicago and Indianapolis to Nashville and Atlanta.  Porter Bancorp’s common stock is traded on the Nasdaq Global Market under the symbol “PBIB.”

Forward-Looking Statements
Statements in this press release relating to Porter Bancorp’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on management’s current expectations.  Porter Bancorp’s actual results in future periods may differ materially from those currently expected due to various risks and uncertainties, including those discussed in the Company’s Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission.  The forward-looking statements in this press release are made as of the date of the release and Porter Bancorp does not assume any responsibility to update these statements.

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PBIB to Present at Keefe, Bruyette & Woods 8th Annual Community Bank Investor Conference

July 27, 2007

Additional Information
The foregoing may be deemed to be offering materials of Porter Bancorp in connection with Porter Bancorp's proposed acquisition of Ohio County Bancshares, on the terms and subject to the conditions in the Agreement and Plan of Merger, dated June 16, 2007, between Porter Bancorp and Ohio County Bancshares.

Porter Bancorp and Ohio County Bancshares shareholders and other investors are urged to read the joint proxy statement/prospectus that will be included in the registration statement on Form S-4, which Porter Bancorp will file with the SEC in connection with the proposed merger, because it will contain important information about Porter Bancorp, Ohio County Bancshares, the merger, the persons soliciting proxies in the proposed merger and their interests in the proposed merger and related matters.

The respective directors and executive officers of Porter Bancorp and Ohio County Bancshares and other persons may be deemed to be participants in the solicitation of proxies from Ohio County Bancshares shareholders with respect to the proposed transaction.  Information regarding Porter Bancorp's directors and executive officers is available in its proxy statement filed with the SEC on April 18, 2007.  Information regarding Ohio County Bancshares's directors and executive officers and other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

This news release is not an offer to sell, or a solicitation of an offer to buy, shares of Porter Bancorp common stock, or the solicitation of any proxies from Ohio County Bancshares shareholders.  After it is filed with the SEC, the proxy statement/prospectus will be available for free, both on the SEC Web site (www.sec.gov) and from Porter Bancorp by contacting C. Bradford Harris, Executive Vice President and Corporate General Counsel, Porter Bancorp, Inc., 2500 Eastpoint Parkway, Louisville, Kentucky 40223. Telephone: (502) 499-4800.

In addition to the proposed registration statement and proxy statement/prospectus, Porter Bancorp files annual, quarterly and special reports, proxy statements and other information with the SEC.  You may read and copy any reports, statements or other information filed by Porter Bancorp at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC's other public reference rooms in New York and Chicago.  Please call the SEC at 1 800 SEC 0330 for more information on the public reference rooms.  Porter Bancorp SEC filings also are available to the public from commercial document retrieval services and at www.sec.gov.

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